Exhibit 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation of our report dated February 15, 1996, except as to the information presented in Note 8 for which the date is February 6, 1998, on our audit of the consolidated financial statements of Burlington Northern Santa Fe Corporation and Subsidiaries for the year ended December 31, 1995, included in the Burlington Northern Santa Fe Corporation Current Report on Form 8-K (date of earliest event reported: February 6, 1998). We also consent to the inclusion in this Prospectus of our report dated February 15, 1996, on the financial statement schedule of Burlington Northern Santa Fe Corporation and Subsidiaries as of December 31, 1995 and 1994, listed in Item 14(a)2. of the Burlington Northern Santa Fe Corporation Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in the aforementioned Registration Statement.


COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
March 17, 1998